SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HAWK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	34-1608156
(State of incorporation)	(I.R.S. Employer Identification No.)

200 Public Square, Suite 1500, Cleveland, Ohio 44114

(Address of Principal Executive Offices)

Hawk Corporation 401(k) Retirement Plan

(Full Title of the Plan)

Ronald E. Weinberg	Copy to:
Chairman of the Board, President	Marc C. Krantz, Esq.
and Chief Executive Officer	Kohrman Jackson & Krantz P.L.L.
Hawk Corporation	One Cleveland Center, 20th Floor
200 Public Square, Suite 1500	1375 East 9th Street
Cleveland, Ohio 44114	Cleveland, Ohio 44114
216-861-3553	216-696-8700
(Name, address and telephone number
of agent for service)

EXPLANATORY NOTE
PART II
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE

       This Post-Effective Amendment No. 2 to Form S-8 (File No. 333-68583) is being filed as a result of the consolidation into the Hawk Corporation 401(k) Retirement Plan of (i) the Friction Products Co. Profit Sharing Plan, Hawk Corporation 401(k) Savings and Retirement Plan, S.K. Wellman Retirement Savings and Profit Sharing Plan, Hawk Motors Employees’ 401(k) Plan, Quarter Master Industries, Inc. Profit Sharing Plan and Trust and Sinterloy Corporation 401(k) Plan, effective January 1, 2004, and (ii) the Helsel Employees’ Saving and Investment Plan and the Helsel, Inc. Employees’ Retirement Plan, effective April 1, 2004.

PART II

Item 8. Exhibits.

4.1	Second Amended and Restated Certificate of Incorporation of the Company*

4.2	Amended and Restated Bylaws of the Company*

23.1	Consent of Ernst & Young LLP*

24.1	Reference is made to the Signatures section of this Post-Effective Amendment No. 2 to the Registration Statement for the Power of Attorney contained therein.

*	Previously filed or incorporated by reference on the Registration Statement on Form S-8 (File No. 333-68583), as filed by the Registrant with the Securities and Exchange Commission on December 9, 1998.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on June 23, 2004.

HAWK CORPORATION

By:	Ronald E. Weinberg*

Ronald E. Weinberg Chairman,
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that Joseph J. Levanduski and Andrew T. Berlin, whose signatures appear below, hereby constitute and appoint Ronald E. Weinberg, and Byron S. Krantz their true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Ronald E. Weinberg*	Chairman of the Board,
Ronald E. Weinberg	President, Chief Executive Officer and Director (principal executive officer)	June 23, 2004

Norman C. Harbert*	Senior Chairman of the Board,
Norman C. Harbert	Founder and Director	June 23, 2004

/s/ Joseph J. Levanduski	Chief Financial Officer
Joseph J. Levanduski	(principal financial and accounting officer)	June 23, 2004

/s/ Byron S. Krantz
Byron S. Krantz	Secretary and Director	June 23, 2004

/s/ Andrew T. Berlin
Andrew T. Berlin	Director	June 23, 2004

Paul R. Bishop*
Paul R. Bishop	Director	June 23, 2004

Jack Kemp*
Jack Kemp	Director	June 23, 2004

Dan T. Moore, III*
Dan T. Moore, III	Director	June 23, 2004

*By:	/s/ Byron S. Krantz	June 23, 2004
Byron S. Krantz
Attorney-in-fact

EXHIBIT INDEX

4.1	Second Amended and Restated Certificate of Incorporation of the Company*

4.2	Amended and Restated Bylaws of the Company*

23.1	Consent of Ernst & Young LLP*

24.1	Reference is made to the Signatures section of this Post-Effective Amendment No. 2 to the Registration Statement for the Power of Attorney contained therein

*	Previously filed or incorporated by reference on the Registration Statement on Form S-8 (File No. 333-68583), as filed by the Registrant with the Securities and Exchange Commission on December 9, 1998.